Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of Seanergy Maritime Corp. (the “Company”) on Form 10-Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.
     Signed on this 12th day of May, 2008

/s/ Panagiotis Zafet Panagiotis Zafet
Chief Executive Officer
(Principal Executive Officer)

/s/ Alexios Komninos Chief Financial Officer
(Principal Financial Officer)